For Immediate Release                                                         Media Contact: Robert Dobkin
March 27, 2001                                                                                                      (202) 872-2680
                                                                                                     Investor Relations:   Ernie Bourscheid
                                                                                                                                    (202) 872-2797

 Pepco Brings Online B2B Purchasing Hub In-House

      Pepco announced today a reorganization of its online business-to-business marketplace, PepMarket.Com. PepMarket will become a part of the utility's corporate services and no longer operate as a separate entity.

      PepMarket was launched in September to facilitate the buying and selling of goods and services across industry lines in the Washington-Baltimore metropolitan area. The company found that the current demand for business-to-business marketplaces was not as robust as anticipated.

      PepMarket's online procurement system will be integrated with Pepco's current purchasing activities.

      Pepco (NYSE: POM) (www.pepco.com) is an investor-owned utility that provides electricity in Washington, D.C. and the Maryland suburbs, serving more than 700,000 customers. Through its family of subsidiaries, Pepco also operates in the competitive arenas of telecommunications and energy products and services in the mid-Atlantic region.

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